Exhibit 99.1

Gaming Partners International Corporation Reports Financial Results

For the Second Quarter and First Six Months of 2012

Las Vegas, NV (PR Newswire) (August 9, 2012) —Gaming Partners International Corporation (NASDAQ: GPIC), a leading worldwide provider of casino currency and table gaming equipment, announced today financial results for the second quarter and six months ended June 30, 2012.

For the second quarter and six months ended June 30, 2012, the Company earned $0.22 and $0.38 per basic and diluted share, respectively.

During the second quarter of 2012, the Company posted revenues of $13.0 million and net income of $1.8 million. These results compare to revenues of $14.8 million and net income of $0.9 million, or $0.11 per basic share and diluted share, for the second quarter of 2011. Gross profit for the second quarter of 2012 was $4.7 million, or 36% of revenues, compared to $4.8 million, or 32% of revenues, for the prior year quarter.

The decrease in revenue for the second quarter of 2012, compared to the same prior year period, was due to a $1.9 million decrease in sales of European-style casino chips for Asian casinos related to significant sales in the second quarter of 2011 to the Galaxy ™ and Sociedade de Jogos de Macau casinos in Macau, a $0.8 million decrease in sales of RFID solutions to casinos in Asia primarily related to the May 2011 Galaxy Macau opening, offset by a $0.6 million increase in sales of American-style chips in the United States, particularly by sales of Paulson chips to casinos opening in New Jersey and Ohio. The increase in net income for the second quarter of 2012, compared to the same prior year period, is primarily driven by a reduction in general and administrative expenses due to the settlement of certain litigation and a reduction in  income taxes from the utilization of foreign tax credits, offset, in part, by slightly lower gross profit.

During the first six months of 2012, the Company posted revenues of $28.5 million and net income of $3.1 million. These results compare to revenues of $32.6 million and net income of $2.6 million, or $0.32 per basic and diluted share, for the first six months of 2011. Gross profit for the first six months of 2012 was $10.0 million, or 35% of revenues, compared to $11.1 million, or 34% of revenues, for the first six months of 2011.

The decrease in revenue for the first six months of 2012, compared to the same prior year period, was due primarily to a $7.8 million decrease in sales of European-style casino chips for Asian casinos related to significant chip and RFID solutions sales in the first six months of 2011 to Macau casinos, offset by a $2.2 million increase in sales of American-style chips in the United States, primarily driven by sales of Paulson chips to casinos opening in New Jersey, Ohio, and Maine, and a $1.4 million increase in sales of furniture, accessories, table layouts, and cards to new and expanding casinos in the United States. The increase in net income for the first six months of 2012, compared to the same prior year period, is primarily driven by a reduction in general and administrative expenses due to the settlement of certain litigation and a reduction in income taxes from the utilization of foreign tax credits offset, in part, by lower gross profit.

The Company ended the quarter with $25.7 million in cash, cash equivalents and marketable securities and no debt.

“As stated above, our net income for the second quarter and first six months of 2012 were higher, compared to 2011, with diluted earnings of $0.22 and $0.38, respectively,” commented Greg Gronau, GPIC President and Chief Executive Officer. “While our worldwide sales were down to $28.5 million for the first six months of the year, with our existing backlog of signed replacement and expansion orders and other potential sales, particularly in Asia, we believe that we will have stronger revenue performance in the second half of the year.”

About Gaming Partners International Corporation (GPIC)

GPIC manufactures and supplies casino table games and equipment to licensed casinos worldwide. Under the brand names of Paulson®, Bourgogne et Grasset® and Bud Jones®, GPI provides casino currency such as chips, plaques and jetons; gaming furniture and accessories; table layouts; playing cards; dice; and roulette wheels. GPIC pioneered the use of security features such as RFID technology in casino chips and provides radio frequency identification device (RFID) solutions including chips, readers and displays. Headquartered in Las Vegas, Nevada, GPIC also has offices in Beaune, France; San Luis Rio Colorado, Mexico; Atlantic City, New Jersey, Gulfport, Mississippi and Macau S.A.R., China. For additional information, please visit http://www.gpigaming.com.

Safe Harbor Statement

This release contains "forward-looking statements" based on current expectations involving known and unknown risks and uncertainties, such as statements relating to anticipated future sales or the timing thereof; fulfillment of product orders; the long-term growth and prospects of our business or any jurisdiction; and the long term potential of the RFID casino currency solutions market and the ability of GPIC to capitalize on any such growth opportunities. Actual results or achievements may be materially different from those expressed or implied. GPIC's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive and market conditions, the timing and its ability to consummate acquisitions, and future business decisions and other risks and uncertainties identified in Part I-Item 1A, "Risk Factors" of the Company's Annual Report on Form 10-K for the period ended December 31, 2011, all of which are difficult or impossible to predict accurately and many of which are beyond its control. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

For more information please contact:

Gerald W. Koslow, Chief Financial Officer

+1.702.384.2425

jkoslow@gpigaming.com

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GAMING PARTNERS INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share amounts)

	June 30,	December 31,
	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$12,688	$9,282
Marketable securities	13,060	14,867
Accounts receivable, net	4,285	5,976
Inventories	7,845	7,749
Prepaid expenses	766	1,015
Deferred income tax asset	617	893
Other current assets	2,321	1,564
Total current assets	41,582	41,346
Property and equipment, net	11,373	11,836
Intangibles, net	592	646
Deferred income tax asset	2,047	1,740
Inventories, non-current	383	160
Other assets, net	255	314
Total assets	$56,232	$56,042

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Short-term debt	$-	$17
Accounts payable	2,660	2,376
Accrued liabilities	4,020	5,876
Customer deposits and deferred revenue	3,979	4,585
Income taxes payable	369	-
Total current liabilities	11,028	12,854
Long-term debt	-	15
Deferred income tax liability	661	689
Total liabilities	11,689	13,558
Commitments and contingencies - see Note 8
Stockholders' Equity:
Preferred stock, authorized 10,000,000 shares, $.01 par value,	-	-
none issued or outstanding
Common stock, authorized 30,000,000 shares, $.01 par value,
8,207,077 and 8,108,304 issued and outstanding, respectively, as of June 30, 2012, and 8,207,077 and 8,187,764 issued
and outstanding, respectively, as of December 31, 2011	82	82
Additional paid-in capital	19,493	19,401
Treasury stock, at cost: 98,773 and 19,313 shares	(807)	(267)
Retained earnings	25,524	22,442
Accumulated other comprehensive income	251	826
Total stockholders' equity	44,543	42,484
Total liabilities and stockholders' equity	$56,232	$56,042

GAMING PARTNERS INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues	$13,030	$14,791	$28,455	$32,612
Cost of revenues	8,291	9,993	18,494	21,485
Gross profit	4,739	4,798	9,961	11,127

Marketing and sales	1,215	1,292	2,623	2,569
General and administrative	1,759	2,401	4,028	4,951
Operating income	1,765	1,105	3,310	3,607
Other income and (expense)	17	121	127	231
Income before income taxes	1,782	1,226	3,437	3,838
Income tax (benefit) / provision	(28)	318	355	1,201
Net income	$1,810	$908	$3,082	$2,637

Earnings per share:
Basic	$0.22	$0.11	$0.38	$0.32
Diluted	$0.22	$0.11	$0.38	$0.32
Weighted-average shares of common stock outstanding:
Basic	8,122	8,199	8,146	8,199
Diluted	8,134	8,225	8,162	8,223